                                                                    EXHIBIT B

                         GULF SOUTHWEST BANCORP, INC.
                            VOTING TRUST AGREEMENT


                               TABLE OF CONTENTS
                               -----------------


                                                                              Page
                                                                              ----

                                   ARTICLE I

                          SHARES SUBJECT TO AGREEMENT
     1.01. Shares of Stock of the Corporation Subject to this Agreement........  1
                                  ARTICLE II

                           CREATION OF VOTING TRUST
     2.01.  Transfer of Shares to Trustee......................................  2
     2.02.  Additional Stock...................................................  2
     2.03.  Issuance of New Stock Certificates to Trustee......................  2
     2.04.  No Sale of Shares..................................................  2
     2.05.  Issuance of Trust Certificates.....................................  2
     2.06.  Representations by Subscribing Shareholders........................  3
     2.07.  Restrictive Legend.................................................  3
     2.08.  Lost Certificates..................................................  4
     2.09.  Release of Shares Held by the Trustee..............................  4
     2.10.  Admission of Additional Subscribing Shareholders...................  4
                                  ARTICLE III

                          POWERS AND DUTIES OF TRUSTEE

     3.01.  Compensation.......................................................  4
     3.02.  Expenses...........................................................  5
     3.03.  Duties and Powers of Trustee.......................................  5
     3.04.  Authority of Trustee...............................................  5
     3.05.  Dividends..........................................................  5
     3.06.  Subscription Rights................................................  6
     3.07.  Removal and Replacement of Trustee; Substitute Trustee.............  6
     3.08.  No Bond............................................................  6
     3.09.  Liability of Trustee...............................................  6
     3.10.  Trustee's Relationship with the Corporation........................  6
     3.11.  Trustee as Subscribing Shareholder.................................  7
     3.12.  Power of Attorney..................................................  7

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)


                                                                              Page
                                                                              ----

                                  ARTICLE IV

           VOTING AND ACTION BY TRUSTEE AND SUBSCRIBING SHAREHOLDERS
     4.01.  Voting of Shares...................................................  7
     4.02.  Meetings of Holders of Trust Shares................................  7
                                   ARTICLE V

                   TRANSFERS AND ASSIGNMENTS OF TRUST SHARES

     5.01.  Restrictions Against Transfer......................................  8
     5.02.  Transfers and Assignments to Successors............................  8
                                   ARTICLE VI

                              TERM OF VOTING TRUST

     6.01.  Irrevocability of Trust............................................  8
     6.02.  Amendment and Termination..........................................  9
     6.03.  Return of Share Certificates After Termination.....................  9
     6.04.  Termination by Foreclosure.........................................  9
     6.05.  Final Accounting...................................................  9
     6.06.  Agreement to be Filed..............................................  9
                                  ARTICLE VII

                                 MISCELLANEOUS

     7.01.  Notices............................................................  9
     7.02.  Specific Performance..............................................  10
     7.03.  Assignment .......................................................  10
     7.04.  Severability .....................................................  10
     7.05.  Entire Agreement..................................................  11
     7.06.  Waiver............................................................  11
     7.07.  Attorneys' Fees...................................................  11
     7.08.  Singular, Plural, Pronouns, Etc...................................  11
     7.09.  Headings..........................................................  11

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)


                                                                              Page
                                                                              ----

     7.10.  Multiple Counterparts.............................................  11
     7.11   Governing Law.....................................................  11



                                   EXHIBITS

EXHIBIT A   SUBSCRIBING SHAREHOLDERS OF GULF SOUTHWEST,
            BANCORP, INC. VOTING TRUST AGREEMENT as of its
            effective date, JANUARY 16,1991...................................  A-1
EXHIBIT B   GULF SOUTHWEST BANCORP, INC. VOTING TRUST
            CERTIFICATE.......................................................  B-1
EXHIBIT C   ADDENDUM AGREEMENT................................................ C -1

                         GULF SOUTHWEST BANCORP, INC.
                            VOTING TRUST AGREEMENT

     THIS VOTING TRUST AGREEMENT (the "Agreement") is made and entered into this 16th day of January, 1991, by and among certain of the shareholders of Gulf Southwest Bancorp, Inc., a Texas corporation (the "Corporation"), each of whom is listed on Exhibit "A" attached hereto and made a part hereof for all purposes
             -----------
and has executed a Signature Page for this Agreement, and all subsequent shareholders of the Corporation who hereafter execute and become parties to this Agreement as hereinafter provided (individually, a "Subscribing Shareholder" and collectively the "Subscribing Shareholders"), J. W. Lander, Jr., as Trustee (the "Trustee"), and the Corporation.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     A. Each Subscribing Shareholder owns the number of shares of $1.00 par value Common Stock of the Corporation (the "Common Stock") set forth opposite his name on Exhibit "A".
            -----------

     B. The Subscribing Shareholders collectively own a majority of the issued and outstanding shares of Common Stock of the Corporation.

     C. The purpose of this Agreement is to assure the continuation of productive corporate policies and to better promote the welfare and interests of the Corporation.


                              A G R E E M E N T:
                              - - - - - - - - -

     NOW, THEREFORE, in consideration of the mutual agreements set forth below, the Trustee, the Corporation and the Subscribing Shareholders hereby agree as follows:


                                   ARTICLE I

                          SHARES SUBJECT TO AGREEMENT

     1.01.  SHARES OF STOCK OF THE CORPORATION SUBJECT TO THIS AGREEMENT.  The
            ------------------------------------------------------------
terms of this Agreement shall apply to all shares of Common Stock, (i) now owned by or hereafter to be issued to the Subscribing Shareholders, (ii) that may be issued in lieu of such shares for whatever reason, together with any shares received as a stock dividend, stock split or other division of or upon any of such shares, and (iii) that may be issued in exchange for such shares pursuant to any merger, consolidation or other reorganization of the Corporation. All shares described under this subsection shall collectively be called the "Shares."

                                  ARTICLE II

                           CREATION OF VOTING TRUST

     2.01.  TRANSFER OF SHARES TO TRUSTEE.  Each Subscribing Shareholder hereby
            -----------------------------
assigns, transfers and delivers to the Trustee, for the purposes set forth herein, all of such Subscribing Shareholder's right, title and interest in and to all of the Shares now owned by such Subscribing Shareholder in the amount set forth on Exhibit "A" hereto. The certificates representing the Shares shall be
         -----------
duly endorsed by the Subscribing Shareholder in blank, or accompanied by proper instruments of assignment duly endorsed in blank, and shall be delivered to the Trustee on the execution of this Agreement. All Shares held or received from time to time by the Trustee under this Agreement shall be held or disposed of by the Trustee pursuant to the terms and conditions of this Agreement.

     2.02.  ADDITIONAL STOCK.  Each Subscribing Shareholder agrees that any and
            ----------------
all additional Shares which may be hereafter acquired by such Subscribing Shareholder shall be tendered on such acquisition to the Trustee to be held pursuant to the terms of this Agreement. Each Subscribing Shareholder will assign, transfer and convey such Shares to the Trustee to be held pursuant to this Agreement. The certificates representing the Shares will be duly endorsed by the Subscribing Shareholder in blank, or accompanied by proper instruments of assignment duly endorsed in blank.

     2.03.  ISSUANCE OF NEW STOCK CERTIFICATES TO TRUSTEE.  On receipt of any
            ---------------------------------------------
certificates for Shares assigned and delivered to the Trustee pursuant to this Agreement, the Trustee shall surrender the certificates to the Corporation or its transfer agent for reissuance to the Trustee in the following name:

     J.W. Lander, Jr., Trustee under the Gulf Southwest Bancorp, Inc. Voting Trust Agreement dated January 16, 1991.

A notation that such transfer is made pursuant to this Agreement will be made on the transfer ledger of the Corporation, and the stock certificates issued to the Trustee will bear the following legend:

     The Shares Represented By This Certificate Are Subject To The Provisions Of Gulf Southwest Bancorp, Inc. Voting Trust Agreement Dated January 16, 1991, A Copy Of Which Is Maintained In The Principal Office Of Gulf Southwest Bancorp, Inc.

     2.04.  NO SALE OF SHARES.  The Trustee shall have no power to sell or
            -----------------
otherwise dispose of or encumber any of the Shares deposited pursuant to the provisions of this Agreement.

     2.05.  ISSUANCE OF TRUST CERTIFICATES.  On delivery to the Trustee of all
            ------------------------------
the certificates for Shares initially to be deposited in the Voting Trust (and from time to time thereafter as additional Shares are deposited in the Voting Trust), the Trustee will issue to each Subscribing

Shareholder a certificate in the form attached hereto as Exhibit "B" (the "Trust
                                                         -----------
Certificate") which shall represent the number of Trust Shares (as hereinafter defined) equal to the number of Shares transferred by such Subscribing Shareholder to the Trustee. As used herein, "Trust Share" or "Trust Shares" means or represents a unit of participation in the Trust created pursuant to this Agreement and a corresponding beneficial ownership in the assets of the Trust. At all times there shall be as many Trust Shares outstanding as there are Shares standing in the name of the Trustee, but under no circumstances may fractional Trust Shares be issued. The Trustee shall have the discretionary authority to make such adjustments as the Trustee deems necessary or appropriate in any allotment or issuance of Trust Shares to avoid the issuance of fractional Trust Shares.

     2.06.  REPRESENTATIONS BY SUBSCRIBING SHAREHOLDERS.  Each Subscribing
            -------------------------------------------
Shareholder hereby agrees and represents and warrants to the Trustee and to each of the other Subscribing Shareholders that: (i) the Shares and the Trust Shares (collectively, the "Securities") are being acquired solely for the account of the Subscribing Shareholder and not with a view to the distribution thereof; (ii) no sale, distribution, transfer or other disposition of the Securities will be made, unless and until, either (A) the Securities have been duly and effectively registered for resale under the Securities Act of 1933 (the "Act"), and under any applicable state securities laws, or (B) an exemption from such registration is available, in the opinion of counsel satisfactory to the Corporation, with respect to any such proposed sale or disposition; (iii) the Corporation and the Trustee may place and make appropriate notations in its record books against the transfer of the Securities; (iv) a restrictive legend may be placed on any certificates representing the Securities, such restrictive legend to state that the Securities have not been registered under the Act and may only be transferred in accordance with this Agreement; (v) the Corporation and the Trustee may take any other actions which they deem necessary to prevent any violations of the Act or any other securities law, by reason of the delivery of the Securities hereunder or any subsequent transaction with respect to the Securities; (vi) the Securities have not been registered under the Act or any other securities laws on the basis that the sale of such Securities to the undersigned is exempt from registration under the Act and such other securities laws; (vii) the Corporation's and the Trustee's reliance on such exemption are predicated in part upon the representations and warranties of the Subscribing Shareholder contained herein; (viii) the Corporation and the Trustee will not be required to permit or recognize any sale, transfer or other disposition of any of the Securities at any particular time, or with the passage of time; and (ix) the Corporation and the Trustee are under no obligation to register the Securities under the Act or any other securities laws.

     2.07.  RESTRICTIVE LEGEND.  Each Trust Certificate will bear the following
            ------------------
     legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND VOTING THEREOF IS RESTRICTED BY, THE TERMS AND PROVISIONS OF THAT CERTAIN VOTING TRUST AGREEMENT, DATED JANUARY 16, 1991, EXECUTED BY CERTAIN OF THE SHAREHOLDERS OF GULF SOUTHWEST BANCORP, INC. (THE "CORPORATION"), A COPY OF WHICH IS ON FILE IN THE OFFICES OF THE CORPORATION AND WILL BE FURNISHED TO THE RECORD

     HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON WRITTEN REQUEST BEING MADE TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER APPLICABLE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND/OR ANY OTHER APPLICABLE SECURITIES ACT, OR AN OPINION OF COUNSEL TO THE TRUSTEE THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

     2.08.  LOST CERTIFICATES.  On being presented with evidence satisfactory to
            -----------------
the Trustee that a Trust Certificate has been lost, stolen or destroyed, the Trustee, in its discretion, may issue a new Trust Certificate to the registered holder of the lost, stolen or destroyed Trust Certificate. The applicant for such new Trust Certificate shall furnish to the Trustee such indemnity as shall be satisfactory to the Trustee against any claim, damage or cause of action arising out of the issuance of the new Trust Certificate.

     2.09.  RELEASE OF SHARES HELD BY THE TRUSTEE.  Prior to the termination of
            -------------------------------------
the Trust, the Shares held by the Trustee may be released from the terms and provisions of this Agreement only on specific authorization and direction to the Trustee by the holders of a majority of the Trust Shares outstanding.

     2.10.  ADMISSION OF ADDITIONAL SUBSCRIBING SHAREHOLDERS.  The parties
            ------------------------------------------------
hereto hereby agree that holders of any shares of Common Stock of the Corporation having general voting powers may at any time become additional parties to this Agreement by the execution of an Addendum Agreement in the form substantially the same as attached hereto as Exhibit "C", which Addendum
                                             -----------
Agreement shall bind them to, and grant them the benefits of, this Agreement as though they were original parties hereto. For this purpose, all the Subscribing Shareholders hereby appoint the Trustee as their agent and attorney-in-fact to execute such Addendum Agreement on their behalf and expressly bind all parties hereto to the Addendum Agreement without further action on the Subscribing Shareholders' part. However, the Trustee shall have the sole discretion whether to accept such shares or execute such Addendum Agreement.


                                  ARTICLE III

                         POWERS AND DUTIES OF TRUSTEE

     3.01.  COMPENSATION.  The Trustee shall be entitled to receive $1.00 for
            ------------
administering the Voting Trust and this Agreement.

     3.02.  EXPENSES.  The Trustee shall have the right to incur and pay such
            --------
reasonable expenses and charges, to employ and pay such agents, attorneys and other persons, as the Trustee may deem necessary and proper for carrying the Agreement into effect. Moneys to pay any such expenses or charges incurred by the Trustee may be deducted pro rata by the Trustee from the dividends or other moneys or property received by the Trustee on the Shares deposited hereunder; or the Trustee may bill each holder of a Trust Share for his pro rata share of such expenses or charges incurred, and the holder shall pay to the Trustee at the office of the Trustee the amount so billed within ten (10) days after the date of mailing of the bill by the Trustee. Anything herein to the contrary notwithstanding, the Trustee shall not be obligated to deliver to any holder of a Trust Share hereunder who is delinquent in the payment of any such bill, any stock, Trust Certificate, dividends, moneys or other property to which said owner might otherwise be entitled until such bill shall have been paid, and until paid, such bill shall constitute a first lien on such stock, Trust Certificate, dividends, moneys or other property.

     3.03.  DUTIES AND POWERS OF TRUSTEE.  During the term of this Agreement, in
            ----------------------------
addition to all other powers and authority granted to or vested in the Trustee by law or by this instrument, the Trustee shall have the power and authority, to be exercised only in a fiduciary capacity in the best interest of the Subscribing Shareholders, to do all such acts, take all such proceedings, and exercise all such rights and privileges in the management of the Voting Trust and the voting of the Shares as if the Trustee were the absolute owner thereof, subject to the provisions of Article IV hereof.

     3.04.  AUTHORITY OF TRUSTEE.  No party dealing with the Trustee in relation
            --------------------
to the Voting Trust in any manner whatsoever, and (without limiting the foregoing) no party to whom property or any part thereof or any interest therein shall be conveyed, contracted to be sold, sold, or mortgaged or pledged by the Trustee, shall be obligated (a) to see to the application of any purchase money or money borrowed or otherwise advanced on the Shares or other property of the Voting Trust; (b) to see that the terms of this Agreement have been complied with; (c) to inquire into the authority, necessity or expediency of any act of the Trustee; or (d) to inquire into any of the terms of this Agreement. Every security agreement, stock power, or other instrument executed by the Trustee in relation to the Voting Trust shall be conclusive evidence in favor of every person claiming any right, title or interest thereunder (a) that at the time of delivery thereof the Voting Trust created hereunder was in full force and effect; (b) that such instrument was executed in accordance with the terms and conditions of this Agreement and all amendments hereof, if any, and is binding upon the Subscribing Shareholders hereunder; (c) that the Trustee was duly authorized and empowered to execute and deliver every such instrument; or (d) if a conveyance has been made to a successor or successors in trust, that such successor or successors have been properly appointed and fully vested with all the title, estates, rights, powers, duties, and obligations of its, his or their predecessor in trust.

     3.05.  DIVIDENDS.  The Trustee will collect and receive all cash or
            ---------
property dividends that are paid on the Shares deposited in the Voting Trust, and, as soon as practicable after receipt, subject to the satisfaction of any costs and expenses as provided in Section 3.02 hereof such dividends shall be paid pro rata to the Subscribing Shareholders. Any dividends of Shares made upon the Shares shall be received and held by the Trustee pursuant to the terms of this Agreement. The Trustee shall, within thirty (30) days after the receipt of any such share dividend, issue Trust Certificates to the Subscribing Shareholders to evidence additional Shares received by the Trustee.

     3.06.  SUBSCRIPTION RIGHTS.  In the event any securities of the
            -------------------
Corporation, whether now or hereafter authorized, shall be offered to the holders of Shares, the Trustee, on receipt of notice of such offer, shall mail a copy of such notice to each Subscribing Shareholder. For a period ending on the date ten (10) days prior to the date set by the Corporation for subscription for the securities offered, each Subscribing Shareholder will have the option to require the Trustee to purchase and acquire a proportionate share of the securities offered by delivering to the Trustee within such period a written notice of exercise of such option and tendering to the Trustee the purchase price for such securities. On acquisition of such additional securities, the Trustee will issue and deliver to the respective Subscribing Shareholders certificates representing the number of securities purchased pursuant to such Subscribing Shareholder's exercise of the option granted in this Section.

     3.07.  REMOVAL AND REPLACEMENT OF TRUSTEE; SUBSTITUTE TRUSTEE.  Any Trustee
            ------------------------------------------------------
may be removed from office at any time by the written vote of the holders of a majority of the Trust Shares then subject to the Agreement. If any vacancy in the Trustee shall occur by death, incapability, resignation, removal or otherwise, such vacancy shall be filled by a Substitute Trustee (the "Substitute Trustee") to be appointed by the holders of a majority of the Trust Shares then subject to the Agreement. Any such Substitute Trustee shall have all the rights, powers, privileges and authority granted the Trustee by this Agreement and any amendment or supplement hereto.

     3.08.  NO BOND.  Any person or persons appointed to act as Trustee or
            -------
Substitute Trustee under this Agreement shall not be required to obtain any bond or other security by virtue of the Texas Trust Code or otherwise.

     3.09.  LIABILITY OF TRUSTEE.  The Trustee shall not be personally liable
            --------------------
for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law, nor for anything which it may do or refrain from doing in good faith, nor generally shall the Trustee have any accountability hereunder other than for acts undertaken in bad faith. Under no circumstances shall the Trustee be personally liable or responsible for actions or omissions of the management of the Corporation.

     3.10.  TRUSTEE'S RELATIONSHIP WITH THE CORPORATION.  Any Trustee, and any
            -------------------------------------------
firm or corporation of which he may be a member, agent, or employee and any corporation, trust or association of which he may be a trustee, stockholder, director, officer, agent, or employee may contract with or become pecuniarily interested, directly or indirectly, in any matter or transaction to which the Corporation may be a party or in which it may be concerned, as fully as though such Trustee were not a Trustee hereunder, provided that full disclosure of such matter or transaction is made by the Trustee to the Subscribing Shareholders. The Trustee may act as a director or officer, or in any other capacity, of the Corporation, and may receive compensation in any such capacity.

     3.11.  TRUSTEE AS SUBSCRIBING SHAREHOLDER.  Any Subscribing Shareholder
            ----------------------------------
hereof who is also the Trustee hereof shall be able to vote as a Subscribing Shareholder on any matter and shall not have any of his rights, titles or interests as Subscribing Shareholder impaired or limited in any manner because such Subscribing Shareholder is the Trustee.

     3.12.  POWER OF ATTORNEY.
            -----------------

            (a) Each Subscribing Shareholder hereby irrevocably severally appoints and constitutes the Trustee, and the Trustee's successors and assigns hereunder, as such Subscribing Shareholder's true and lawful attorney-in-fact, with full power and authority, on his behalf and in his name, to execute, acknowledge, swear to, and deliver such instruments and documents, including without limitation the Trust Shares and assignments thereof, as may be necessary or reasonably appropriate for such Subscribing Shareholder to comply with and effectuate the terms of this Agreement.

            (b) The Power of Attorney granted by each Subscribing Shareholder to the Trustee under paragraph (a) above, is a special power coupled with an interest and is irrevocable. Such power of attorney shall survive the death or legal disability of a Subscribing Shareholder and any Transfers or abandonment of his Trust Shares.


                                  ARTICLE IV

           VOTING AND ACTION BY TRUSTEE AND SUBSCRIBING SHAREHOLDERS

     4.01.  VOTING OF SHARES.  While the Trustee holds the Shares, the Trustee
            ----------------
shall be entitled to exercise, in person or by his nominees, agents, attorneys-in-fact, or proxies, all voting rights and powers and to vote, assent, or consent with respect thereto and to take part in and consent to any corporate or shareholders' actions as set forth herein; provided, however, that the Trustee shall not vote in favor of or execute any consent with respect to: (a) increases in capital stock; (b) sales or mortgages of substantially all of the assets of the Corporation; (c) dissolution of the Corporation; (d) charter amendments; (e) consolidation or merger; or (f) partial liquidation, except with the written consent of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the Trust Shares outstanding. No other person shall have any voting rights in respect to the Shares so long as this Agreement is in effect and the Shares are registered in the name of the Trustee or the Trustee's substitute. In voting the stock held by the Trustee hereunder, the Trustee shall exercise the Trustee's best business judgment.

     4.02.  MEETINGS OF HOLDERS OF TRUST SHARES.  Any holder or holders of
            -----------------------------------
twenty-five (25%) of the Trust Shares may call a special meeting of such holders for any purpose provided under this Agreement by providing ten (10) days' prior written notice to the other holders of

Trust Shares of the date, place and purpose of such meeting. Each Trust Share owned by a holder shall be counted as one vote in determining any matter and for all other purposes of such meeting.


                                   ARTICLE V

                   TRANSFERS AND ASSIGNMENTS OF TRUST SHARES

     5.01.  RESTRICTIONS AGAINST TRANSFER.  During the term of this Agreement,
            -----------------------------
no Trust Shares shall be Transferred (as hereinafter defined) except in accordance with applicable federal and state securities laws and all other applicable laws and regulations. Each Trust Certificate representing the Trust Shares being transferred shall bear a legend as to the applicable restriction on transferability in order to ensure compliance with this Agreement and with applicable federal and state securities laws. As used in this Agreement, the term "Transfer" shall mean any sale, transfer, pledge, hypothecation, or other disposition (by gift or otherwise), voluntarily, involuntarily or by operation of law, to any person.

     5.02.  TRANSFERS AND ASSIGNMENTS TO SUCCESSORS.
            ---------------------------------------

            (a) Each Subscribing Shareholder covenants that he will not attempt to make any sale, transfer, or other disposition of the legal or beneficial ownership of any Trust Shares, except in accordance with the terms set forth in Section 5.01(a) above. In the event any transfer or assignment of the Trust Shares is made, the successor shall be subject to the terms of this Agreement in the same manner and to the same extent as if said assignee or transferee were an original Subscribing Shareholder, and the term "Subscribing Shareholder" as used in this Agreement shall mean all persons signing this Agreement and their successors.

            (b) As a condition to any transfer or assignment of all or a part of the Trust Shares owned by him to a successor, as provided in Section 5.02(a) above, such Subscribing Shareholder shall (i) give notice to the Trustee and to all other Subscribing Shareholders of the number of Trust Shares so transferred or assigned, and the name(s) and address(es) of such successor(s); and (ii) obtain and deliver to the Trustee the written consent of such successor(s) to be bound by the terms of this Agreement in the form of Exhibit "C" hereto.
                 -----------


                                  ARTICLE VI

                             TERM OF VOTING TRUST

     6.01.  IRREVOCABILITY OF TRUST.  The Voting Trust created by this Agreement
            -----------------------
is expressly declared to be irrevocable, except as otherwise provided in this Agreement.

     6.02.  AMENDMENT AND TERMINATION.  This Agreement may be amended or
            -------------------------
terminated at any time by the written agreement of holders owning at least a majority of the Trust Shares subject to this Agreement; provided, however, that in no event may the terms or provisions of this Agreement, as amended, unjustly discriminate against any particular Subscribing Shareholder; provided, further, that no amendment shall increase the obligations of any Subscribing Shareholder under this Agreement unless the amendment has been executed by such Subscribing Shareholder. Any person who transfers all of his Trust Shares pursuant to the provisions of this Agreement shall cease to be a party to the Agreement and shall have no further rights hereunder.

     6.03.  RETURN OF SHARE CERTIFICATES AFTER TERMINATION.  Upon termination of
            ----------------------------------------------
this Agreement, the Trustee shall deliver to the Subscribing Shareholders stock certificates representing the number of shares of Common Stock in respect of which the Trust Certificates were issued, upon the surrender of the Trust Certificates properly endorsed.

     6.04.  TERMINATION BY FORECLOSURE.  In the event any person acquires any
            --------------------------
Shares by foreclosure or similar proceeding, such Shares shall be released from the terms and provisions of this Agreement.

     6.05.  FINAL ACCOUNTING.  Within thirty (30) days after termination of the
            ----------------
Voting Trust, the Trustee shall pay all expenses of the Voting Trust or make reserves therefor, render a final accounting to the Subscribing Shareholders and shall deliver any funds or other assets held by the Trustee to the parties entitled thereto.

     6.06.  AGREEMENT TO BE FILED.  A counterpart of this Agreement shall  be
            ---------------------
deposited with the Corporation at its principal office in Houston, Texas. The Agreement shall be subject to the same right of examination by any shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and shall be subject to examination by any Subscribing Shareholder, in person or by agent or attorney, at any reasonable time for any proper purpose.


                                  ARTICLE VII

                                 MISCELLANEOUS

     7.01.  NOTICES.  Any notice required to be given pursuant to this Agreement
            -------
must be in writing and may be given by registered or certified mail and, if given by registered or certified mail, shall be deemed to have been given and received forty-eight (48) hours after a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mail; and if given other than by registered or certified mail, it shall be deemed to have been given when actually delivered to and received by the party to whom addressed. Notices shall be given to the parties hereto at the following addresses:

     To Subscribing Shareholders:

          To each Subscribing Shareholder at his address as shown on Exhibit "A"
                                                                     -----------
          attached hereto.

     To Trustee:

          J. W. Lander, Jr.
          4200 Westheimer, Suite 210
          Houston, Texas 77027

Any party to this Agreement may, by giving five (5) days' written notice to the other parties to this Agreement, designate another address in substitution of the foregoing address to which notices shall be given.

     7.02.  SPECIFIC PERFORMANCE.  The parties to this Agreement declare that
            --------------------
they will be irreparably damaged in the event that this Agreement is not specifically enforced and that it is impossible to measure in money the damages which will accrue to a party to this Agreement, his heirs, executors, successors, assigns, administrators and other legal representatives, by reason of a failure to perform any of the provisions of this Agreement. Therefore, if a party to this Agreement, its successors, assigns, heirs, executors, administrators and other legal representatives shall institute any action or proceeding to enforce the provisions of this Agreement, any person against whom such action or proceeding is brought hereby agrees that specific performance may be sought and obtained for any breach of this Agreement, without the necessity of proving actual damages. In any action or proceeding based on this Agreement for specific performance or injunctive relief, the Subscribing Shareholders, the Corporation and the Trustee waive any claim or defense that the remaining Subscribing Shareholders or the Trustee has an adequate remedy at law.

     7.03.  ASSIGNMENT.  This Agreement shall be binding upon and inure to the
            ----------
benefit of the parties hereto, their respective executors, administrators, other legal representatives, successors and assigns. In the event any Subscribing Shareholder shall transfer any of his Trust Shares in any manner, such Subscribing Shareholder may transfer such Trust Shares only if the transferee thereof has agreed in writing to become a party to and bound by this Agreement. For the purposes hereof, any transferee, as to such Trust Shares, thenceforth shall be considered a Subscribing Shareholder and shall be entitled to any rights and subject to all obligations under this Agreement.

     7.04.  SEVERABILITY.  In the event any one or more of the provisions
            ------------
contained in this Agreement for any reason shall be held to violate any laws, regulations or requirements of the United States or the State of Texas or any regulatory body thereof, or any provision of the Articles of Incorporation or Bylaws of the Corporation, the parties' obligations hereunder shall be modified in accordance with such law, provision or regulation in a manner which shall implement the intent of this Agreement to the maximum extent practicable. In the event that such provision is voided by such law, provision or regulation, only such provision shall be voided, and the remainder of the Agreement shall remain in full force and effect.

     7.05.  ENTIRE AGREEMENT.  The Voting Trust Agreement of Gulf Southwest
            ----------------
Bancorp, Inc., dated as of June 1, 1983, is hereby revoked and terminated. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement.

     7.06.  WAIVER.  No term or condition of this Agreement shall be deemed to
            ------
have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by written instrument signed by the party charged with such waiver or estoppel.

     7.07.  ATTORNEYS' FEES.  If any action at law or in equity, including an
            ---------------
action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party or parties, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

     7.08.  SINGULAR, PLURAL, PRONOUNS, ETC.  Whenever the context hereof shall
            --------------------------------
so require, the singular shall include the plural, the male gender shall include the female gender and the neuter, and vice versa.

     7.09.  HEADINGS.  The headings contained in this Agreement are for purposes
            --------
of reference only and shall not limit or otherwise affect the meaning of any of the provisions contained herein.

     7.10.  MULTIPLE COUNTERPARTS.  This Agreement may be executed in multiple
            ---------------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     7.11   GOVERNING LAW.  THIS  AGREEMENT  SHALL   BE   GOVERNED BY AND
            -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     IN WITNESS WHEREOF, the Subscribing Shareholders, the Corporation and the Trustee have executed the Signature Pages and this Agreement on, and effective as of, the date and year first written above. The spouses of the Subscribing Shareholders execute the Signature Pages and this Agreement in acknowledgment of their agreement to be bound by the terms hereof; provided, however, that their signature in no way constitute an acknowledgment that the interests created hereby or the income therefrom are community property.

                                 TRUSTEE:


                                 _______________________________________________
                                 J. W. Lander, Jr.

                                 GULF SOUTHWEST BANCORP, INC.


                                 By:____________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________


                                 SUBSCRIBING SHAREHOLDERS:




                                 _______________________________________________
                                 ______________________________________________,
                                 Subscribing Shareholder




                                 _______________________________________________
                                 ______________________________________________,
                                 Spouse of Subscribing Shareholder